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                                                                   Exhibit 10.20

                         PROFESSIONAL SERVICES AGREEMENT
                         -------------------------------

     THIS AGREEMENT ("Agreement") is dated as of August 12, 1999, by and between TC Management Partners IV, L.L.C., a Delaware limited liability company ("TMP"), and Empyrean Group Holdings, Inc., a Delaware corporation f/k/a Business Solutions Group, Inc. (the "Company").

                                    Recitals
                                    --------

     A. Thayer Equity Investors IV, L.P., a Delaware limited partnership ("Purchaser"), of which TMP is the managing agent, has, pursuant to an indirect investment in Thayer ITECH Holdings, L.L.C. ("Thayer"), acquired (the "Investment") a portion of the Company's common stock, par value $.01 per share (the "Common Stock"), and Class A preferred stock, par value $.01 per share (the "Class A Preferred" and together with the Common Stock, the "Stock") pursuant to that certain Recapitalization Agreement (the "Recapitalization Agreement") dated August 12, 1999 among Thayer, the Company, BSG Holdings, Inc., a Georgia corporation, and the shareholders of BSG Holdings, Inc. named therein.

     B. The Company desires to receive financial and management consulting services from TMP, and obtain the benefit of TMP's experience in business and financial management generally and the benefit of TMP's knowledge of the Company and the Company's financial affairs in particular.

     C. In connection with the Investment, TMP is willing to provide financial and management consulting services to the Company and the compensation arrangements set forth in this Agreement are designed to compensate TMP for such services.

                                    Agreement
                                    ---------

     In consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, TMP and the Company hereby agree as follows:

     1. Engagement. The Company hereby engages TMP as a financial and management
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consultant, and TMP hereby agrees to provide financial and management consulting services to the Company, all on the terms and subject to the conditions set forth below.

     2. Services of TMP. TMP hereby agrees during the term of this engagement to
        ---------------
consult with the Company's board of directors (the "Board") and the management of the
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Company and its subsidiaries in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including but not limited to:

                (i)   corporate strategy;

                (ii)  budgeting of future corporate investments;

                (iii) acquisition and divestiture strategies; and

                (iv)  debt and equity financings.

     3. Personnel. TMP shall provide and devote to the performance of this
        ---------
Agreement such members, officers, employees and agents of TMP as TMP shall deem appropriate for the furnishing of the services required hereby.

     4. Investment Fee. The Company shall pay to TMP an investment fee of
        --------------
$370,000 upon the closing of the Recapitalization Agreement. After the Recapitalization Agreement, at the time of (a) the purchase of Stock by Thayer of additional shares of Common Stock or Preferred pursuant to an equity purchase agreement between the Company and Thayer, or (b) the consummation of any other debt or equity financing of the Company after the date hereof, the Company shall pay to TMP an investment fee in immediately available funds equal to one percent (1%) of the amount paid to the Company or other consideration paid by or received by the Company in connection with such purchase or financing ("Investment Fee"); provided, however, that such Investment Fees with respect to debt financing arranged after the date hereof shall apply only to additional incremental financing received by the Company and not to the refinancing of existing amounts of indebtedness.

     5. Management Fee. During the term of this Agreement, the Company shall pay
        --------------
TMP a quarterly management fee of $50,000 per fiscal quarter ("Management Fee"); provided that such fee shall be pro rated for the quarter ending September 30, 1999 (i.e., such fee shall equal $25,000). Each quarterly management fee shall be payable in cash upfront in advance on the first business day of each fiscal quarter commencing with the Company's fiscal quarter beginning August 15, 1999 (with the first quarter fee due and payable prior to August 15, 1999).

     6. Expenses. The Company shall promptly reimburse TMP for such reasonable
        --------
travel expenses and other out-of-pocket fees and expenses as have been or may be incurred by TMP, its members, officers, employees and agents in connection with the Closing (as defined in the Recapitalization Agreement) and in connection with the rendering of any services hereunder (including, without limitation, fees and expenses incurred in attending Company-related meetings).

     7. Term. This Agreement will continue from the date hereof until the
        ----
earlier of (i) the date that Thayer ceases to own at least 15% of each of the Common Stock and the Class A Preferred and (ii) the effective date of an initial public offering of the Company's common stock with net proceeds to the Company and the selling stockholders prior to any redemption of preferred stock of not less than $30 million. No termination of this Agreement, whether pursuant

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to this Section 7 or otherwise, shall affect the Company's obligations with
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respect to the fees, costs and expenses incurred by TMP in rendering services hereunder and not reimbursed by the Company as of the effective date of such termination. Fees, costs and expenses payable hereunder by the Company shall be deferred at any time when payment thereof would be prohibited under the terms of the Company's senior credit facilities.

     8.  15% of Investment Fees to Empyrean. TMP shall assign 15% of all
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Investment Fees received hereunder to the Company on behalf of the then current executives of the Company listed on Exhibit A hereto, which list shall be
                                    ---------
updated from time to time to (i) include additional executives employed by the Company after the date hereof and (ii) exclude any executives no longer employed by the Company (collectively, the "Empyrean Executives").

     9.  Liability. Neither TMP nor any of its affiliates, members, officers,
         ---------
employees or agents shall be liable to the Company or any of its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from the gross negligence or willful misconduct of TMP.

     10. Indemnification. The Company agrees to indemnify and hold harmless TMP,
         ---------------
its affiliates, members, officers, employees or agents from and against any and all loss, liability, suits, claims, costs, damages and expenses (including, without limitation, reasonable attorneys' fees) arising from their performance hereunder, except as a result of their gross negligence or willful misconduct.

     11. TMP an Independent Contractor. TMP and the Company agree that TMP shall
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perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither TMP nor its members, officers, employees or agents shall be considered employees or agents of the Company as a result of this Agreement nor shall any of them have authority to contract in the name of the Company or bind the Company, except as expressly agreed to in writing by the Company.

     12. Notices. Any notice, report or payment required or permitted to be
         -------
given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

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          If to TMP:
          ---------

               Thayer Management Partners, L.L.C.
               1455 Pennsylvania Avenue, NW
               Suite 350
               Washington, DC  20004
               Attention:   Robert Michalik
               Tel:         (202) 371-0150
               Fax:         (202) 371-0391

          with a copy to:
          --------------

               Hogan & Hartson, LLP
               13th Street, N.W.
               Washington, DC  20004
               Attention:   Christopher J. Hagan
               Tel:         (202) 637-5771
               Fax:         (202) 637-5910

          If to the Company:
          -----------------

               8300 Boone Boulevard
               Suite 250
               Vienna, Virginia  22182
               Attention:   Jason H. Levine
                            Graham B. Perkins
               Tel:         (703) 790-9276
               Fax:         (703) 790-9033

     12. Entire Agreement: Modification. This Agreement (a) contains the
         ------------------------------
complete and entire understanding and agreement of TMP and the Company with respect to the subject matter hereof; and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of TMP in connection with the subject matter hereof

     13. Waiver of Breach. The waiver by either party of a breach of any
         ----------------
provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

     14. Assignment. Neither TMP nor the Company may assign its rights or
         ----------
obligations under this Agreement without the express written consent of the other.

     15. Successors and Assigns. This Agreement and all the obligations and
         ----------------------
benefits hereunder shall inure to the successors and permitted assigns of the parties.

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     16. Counterparts; Facsimile Transmission. This Agreement may be executed
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and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement. Each party to this Agreement agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signature of the other party to this Agreement.

     17. Choice of Law. This Agreement shall be governed by and construed in
         -------------
accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, TMP and the Company have caused this Professional
Services Agreement to be duly executed and delivered on the date and year first above written.

                                  EMPYREAN GROUP HOLDINGS, INC.


                                  By: /s/ Stuart C. Johnson
                                      ----------------------------------------
                                      Name:  Stuart C. Johnson
                                      Title: President and CEO


                                  TC MANAGEMENT PARTNERS IV, L.L.C.



                                  By: /s/ Robert E. Michalik
                                      ----------------------------------------
                                      Robert E. Michalik
                                      Member

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                                                                       Exhibit A
                                                                       ---------



Empyrean Executive
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Stuart C. Johnson
Graham B. Perkins
Bruce H. Allan
Thomas B. Modly
Jason H. Levine
David T. Fu
Matthew B. Walker
Patricia A. Withers

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